CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 13, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Morgan Growth Fund’s Annual Report on Form N-CSR for the year ended
September 30, 2017. We also consent to the references to us under the headings “Financial Statements”,
“Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such
Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 24, 2018